                                                                   Exhibit 4.6

                         REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of December 23, 1997 by and between BRE Properties, Inc., a Maryland corporation (the "Company") and Legg Mason Unit Investment Trust Series 7, Legg Mason REIT Trust, December 1997 Series (the "Trust").

          WHEREAS, on December 23, 1997, an aggregate of 728,929 shares of the Company's common stock, $.01 par value (the "Shares"), was deposited into the Trust; and
          WHEREAS, in order to permit the Trust to freely offer and sell the Shares so acquired, the Company has agreed to provide the Trust with the registration rights provided herein.

          NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

ARTICLE 1.  Registration Rights.
            -------------------

            The Trust shall be entitled to registration of its Registrable Shares (as defined below) under the Securities Act of 1933, as amended (the "Securities Act"), upon and subject to the terms and conditions set forth herein (the "Registration Rights"). As used herein, the term "Registrable Shares" means all of the Shares, excluding (i) any Shares that have been sold or otherwise disposed of by the Trust under the Registration Statement (as hereinafter defined) or other effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, and (ii) any Shares that are eligible for sale pursuant to Rule 144(k) under the Securities Act.

          Section 1.1    Registration.  The Company shall cause to be filed with
                         ------------
the Securities and Exchange Commission (the "SEC"), no later than forty-five
(45) days after the date hereof, a registration statement ("Registration Statement") under Rule 415 of the Securities Act and related prospectus ("Prospectus") that comply in all material respects with applicable SEC rules providing for registration under the Securities Act of the offer and sale by the Trust of all Registrable Shares. The Company shall (subject to Section 1.6 hereof) use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable. So long as any Shares remain Registrable Shares, the Company shall (subject to Section 1.6 hereof) use its reasonable efforts to keep the Registration Statement pursuant to this paragraph effective with respect to all, and not less than all, of such Shares, until the earlier of (i) such time as Form S-3 (or similar successor form of registration statement) is not available to the Company for registration of the Registrable Shares (the "S-3 Expiration Date") or (ii) the second anniversary of the effectiveness thereof (the "Two Year Expiration Date").
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     Section 1.2    Registration Rights if Form S-3 is Not Available.  The
                    ------------------------------------------------
following provisions shall apply with respect to Registrable Shares held by the Trust during the period, if any, beginning on the date of the occurrence of an S-3 Expiration Date and ending on the date when the Company would no longer be obligated to maintain the Registration Statement in effect pursuant to the terms of Section 1.1 but for the occurrence of the S-3 Expiration Date (the "Supplemental Rights Period"). During the Supplemental Rights Period, the Trust shall have the following rights:

                    (a) Demand Right.  The Trust may make a written request for
                        ------------
registration under the Securities Act of all or part of its Registrable Shares (a "Demand Registration"); provided, however, that (i) the Company shall not be obligated to effect more than one Demand Registration in any twelve month period, (ii) the number of Registrable Shares proposed to be sold by the Trust upon written request shall have an estimated market value at the time of such request (based upon the then market price of a Share) of at least $10,000,000 and (iii) the Trust shall be entitled to make a maximum of two Demand Registrations. The Company shall (subject to Section 1.6 hereof) file any registration statement required by this paragraph with the SEC within thirty
(30) days of receipt of the requisite Trust request and shall use its reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter. The Company shall (subject to Section 1.6 hereof) use its reasonable efforts to keep each such registration statement filed hereunder continuously effective for a period of 90 days, unless such offering is an underwritten offering and the managing underwriter requires that the registration statement be kept effective for a longer period of time, in which event for such longer period up to 120 days (such period, in each case, to be extended by the number of days, if any, during which the Trust was not permitted to make offers or sales under such registration statement by reason of
Section 1.6). The Company may elect to include in any such registration statement additional shares of its common stock (the "Common Shares") to be issued by the Company subject, in the case of an underwritten secondary Demand Registration, to cutback by the managing underwriters. A registration shall not constitute a Demand Registration under this Section 1.2(a) until it has been declared effective.

                    (b) Piggyback Rights.  If the Company at any time during the
                        ----------------
Supplemental Rights Period proposes to file a registration statement under the Securities Act with respect to an offering of Shares solely for cash (other than under a shelf Registration Statement filed pursuant to Section 1.1 hereof or a registration statement (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan,
(ii) in connection with a rights offering exclusively to existing holders of Common Shares or an offering solely to employees of the Company or its subsidiaries or (iii) relating to a transaction pursuant to Rule 145 of the Securities Act) the Company shall give written notice of the proposed registration to the Trust not later than thirty (30) days prior to the filing thereof. The Trust shall have the right to request that all or any part of the Registrable Shares be included in the registration by giving written notice to the Company within fifteen (15) days after the giving of the notice by the Company; provided, however, that (A) if the registration relates to an
         --------  -------
underwritten primary offering on behalf of the Company and the managing underwriters of the offering determine in good faith that the aggregate amount of securities of the Company which the Trust and the Company propose to include in the registration statement exceeds the

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

maximum amount of securities that could practicably be included therein, the Company will include in the registration, first, the securities which the Company proposes to sell, second, pro rata, the securities of any prior holders of piggyback registration rights, and third, pro rata, the Registrable Shares of the Trust, (B) if the registration is an underwritten secondary registration on behalf of any security holders of the Company (including the Trust) and the managing underwriters determine in good faith that the aggregate amount of securities which the Trust, such security holders and any prior holders of piggyback registration rights propose to include in the registration exceeds the maximum amount of securities that could practicably be included therein, the Company will include in the registration, first, the securities to be sold for the account of those holders who demanded the registration, second, pro rata, the securities of any prior holders of piggyback registration rights, third, pro rata, the Registrable Shares of the Trust, if the Trust did not exercise its demand registration rights and fourth, pro rata, other securities to be sold for the account of other holders electing to include securities in the registration. (It is understood, however, that the underwriters shall have the right to terminate entirely the participation therein of the Trust if the underwriters eliminate entirely the participation in the registration of all the other holders at a parity with the Trust electing to include (but not being entitled to demand inclusion of) securities in the registration because it is not practicable to include such securities in the registration.) If the registration is not an underwritten registration, then all of the Registrable Shares requested to be included in the registration shall be included. Registrable Shares proposed to be registered and sold pursuant to an underwritten offering for the account of the Trust shall be sold to prospective underwriters selected by such holders and approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Trust and any other holders demanding registration and the prospective underwriters. Registrable Shares need not be included in any Registration Statement pursuant to this provision if in the opinion of counsel to the Company reasonably acceptable to the Trust (a copy of which opinion is delivered to the Trust) registration under the Securities Act is not required for public distribution of the Registrable Shares without limitation as to number or volume.

                    (c) Company Purchase. Upon receipt by the Company of a
                        ----------------
registration request pursuant to this Section 1.2, the Company may, but is not obligated to, purchase from the Trust all, but not less than all, of the Registrable Shares which are the subject of the request at a price per share equal to the average closing prices of the Common Shares for the five trading days immediately preceding the date of the registration request. In the event the Company elects to purchase the Registrable Shares which are the subject of request, the Company shall notify the Trust within five business days of the date of receipt of the request by the Company, which notice shall indicate: (i) that the Company will purchase the Registrable Shares which are the subject of the request, (ii) the price per share, calculated in accordance with the preceding sentence, which the Company will pay the Trust and (iii) the date upon which the Company shall repurchase such Registrable Shares, which date shall not be later than the tenth business day after receipt of the request relating to such Registrable Shares. If the Company so elects to purchase the Registrable Shares which are the subject of a registration request made pursuant to this
Section 1.2, then upon such purchase the Company shall be relieved of its obligations under subsections 1.2(a) and (b) with respect to such Registrable Shares or as a result of the registration notice.

Section 1.3    Additional Registration Procedures.
               ----------------------------------

               (a) The Company will provide to the Trust a reasonable number of copies of any final Prospectus and any amendments or supplements thereto.

               (b) The Company will use its reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Trust reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable in connection with the disposition of the Registrable Shares; provided that the Company will
                                                --------
not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph,
(ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such an jurisdiction, or (iv) qualify Registrable Shares in a given jurisdiction where qualification would require the Company to register as a broker or dealer in that jurisdiction.

               (c) The Company will cause all Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified.

     Section 1.4    Cooperation.  The Trust agrees to provide in a timely manner
                    -----------
information regarding the proposed distribution of the Registrable Shares and all other information reasonably requested by the Company in connection with preparation of and for inclusion in the Registration Statement.

     Section 1.5    Additional Shares.  The parties agree that any Registration
                    -----------------
Statement may register shares that are not Registrable Shares but are shares held by others, or to be issued to others, subject, however, to the terms and conditions of this Agreement.

     Section 1.6    Suspension of Offering.  Notwithstanding the foregoing
                    ----------------------
provisions of this Agreement, the Company shall not be required to file a Registration Statement or to keep the Registration Statement effective if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company (in the judgment of its Board of Directors, President or Chief Executive Officer) has a bona fide business
                                                       ---------
purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company (i)
                                         -----------------
will promptly notify the Trust if entitled to registration of each such determination and (ii) may not delay, suspend or withdraw the Registration Statement for such reason more than twice in any twelve (12)-month period or three times in any twenty-four (24) month period or for more than sixty (60) days at any one time. Upon receipt of any notice from the Company of the happening of any event during the period the Registration Statement is effective which is of a type specified in the preceding sentence or as a result of which the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, the Trust agrees that it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement until it receives copies of a supplemented or amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective. If so directed by the Company, the Trust will deliver to the Company any copies of the Prospectus covering the Registrable Shares in its possession at the time of receipt of such notice.

     Section 1.7    Expenses.  The Company shall pay all expenses incident to
                    --------
the performance by it of its obligations under this Agreement, including (i) all SEC or stock exchange registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distributing of any Registration Statement and Prospectus and any amended or supplemental Prospectus, and (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, comfort letters). The Trust shall be responsible for the payment of any and all other expenses incurred by them in connection with the sale of the Registrable Shares, including, without limitation, brokerage and sales commissions, underwriting discounts, fees and disbursements of counsel representing the Trust, and any transfer taxes relating to the sale or disposition of the Registrable Shares by the Trust.

ARTICLE 2.     Indemnification; Contribution.
               -----------------------------

     Section 2.1    Indemnification by the Company.  The Company agrees to
                    ------------------------------
indemnify and hold harmless the Trust, its trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act as follows:

          (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld; and

          (c) subject to the limitations set forth in Section 2.3, against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided however, that the indemnity provided pursuant to this Section 2.1 does
----------------
not apply to the Trust with respect to any loss, liability, claim, damage or expense that arises out of or is based upon (x) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Trust expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amended or supplement thereto) or (y) the Trust's failure to deliver an amended or supplemental Prospectus provided by the Company if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     Section 2.2    Indemnification by the Trust.  The Trust agrees to indemnify
                    ----------------------------
and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed the Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in
Section 2.1 hereof (except that any settlement described in Section 2.1(b) shall be effected with the written consent of the Trust, which shall not be unreasonably withheld), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (x) any untrue statement or omission, or alleged untrue statement or omission, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Trust expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) the Trust's failure to deliver an amended or supplemental Prospectus provided by the Company if the loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     Section 2.3    Conduct of Indemnification Proceedings.  Each indemnified
                    --------------------------------------
party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 2.1 or 2.2 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 2.1 or 2.2 above. If the indemnifying party so elects within a reasonable time after receipt of notice, the indemnifying party may assume the defense of the action or proceeding at the indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld;

provided, however, that, if the defendants in any such action or
--------  -------
proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines upon advice of counsel that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to separate counsel at the indemnifying party's expense, which counsel shall be chosen by the indemnified party and approved by the indemnifying party, which approval shall not be unreasonably withheld; provided, however, it is understood that the indemnifying party shall not be liable for the fees, charges and disbursements of more than one separate firm. If the indemnifying party does not assume the defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In that event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, which shall not be unreasonably withheld. If an indemnifying party assumes the defense of an action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with that action or proceeding except as set forth in the proviso in the second sentence of this Section 2.3. Unless and until a final judgment that an indemnified party is not entitled to the costs of defense under the foregoing provision, the indemnifying party shall reimburse promptly as they are incurred, the indemnified party's costs of defense.

     Section 2.4    Contribution.  To provide for just and equitable
                    ------------
contribution in circumstances in which the indemnity agreement provided for in this Section 2 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the Trust shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by the indemnity agreement incurred by the Company and the Trust, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Trust on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Article 2, the Trust shall not be required to pay or contribute any amount in excess of the lesser of (i) the total price at which the Registrable Shares of the Trust were sold to the public or (ii) the amount of any damages which the Trust would otherwise have been required to pay by reason of the untrue statement or omission.

     Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.4, each trustee and officer of the Trust and each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Trust, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

ARTICLE 3.     Miscellaneous.
               -------------

     Section 3.1    Amendments and Waivers.  The provisions of this Agreement
                    ----------------------
may not be amended, modified, supplemented or waived without the written consent of the Company and the Trust.

     Section 3.2    Notices. All notices and other communications provided for
                    -------
or permitted hereunder shall be made in writing by hand delivery, registered first-class mail (return receipt requested), telex, telecopier, or any courier guaranteeing overnight delivery, to the Trust and to the Company at the address indicated below:

     If to the Trust:
                       Legg Mason Unit Investment Trust, Series 7
                       Legg Mason REIT Trust, December 1997 Series
                       The Bank of New York, Trustee
                       101 Barclay Street, 17 West
                       New York, New York  10286
                       Attention:   Jeff Cohen
                       Phone:       (212) 815-3605
                       Fax:         (212) 815-2948

                       with a copy to:

                       Chapman & Cutler
                       111 West Monroe Street
                       Chicago, Illinois 60603
                       Attention:   Mark J. Kneedy, Esq.
                       Phone:       (312) 845-3000
                       Fax:         (312) 701-2361

     If to the Company:
                       One Montgomery Street, Suite 2500
                       Telesis Tower
                       San Francisco, California 94104
                       Attention:  Frank C. McDowell

                       Phone:  (415) 445-6530
                       Fax:    (415) 445-6599

                       with a copy to:
                       Farella Braun & Martel LLP
                       Thirtieth Floor
                       Russ Building
                       235 Montgomery Street
                       San Francisco, California 94109
                       Attention:  Morgan P. Guenther, Esq.
                       Phone:      (415) 954-4400
                       Fax:        (415) 954-4480


     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered, if delivered by an air courier guaranteeing overnight delivery.

     Section 3.3    Assignment; Successors and Assigns.  This Agreement and the
                    ----------------------------------
rights granted hereunder are personal to and may not be assigned by the Trust.

     Section 3.4    Governing Law.  The laws of the State of Maryland shall
                    -------------
govern all questions concerning the relative rights of the Company and its shareholders and questions concerning the construction, validity and interpretation of this Agreement, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

     Section 3.5    Specific Performance.  The parties hereto acknowledge that
                    --------------------
there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligation of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction,

     Section 3.6    Severability.  If any provision of this Agreement is held to
                    ------------
be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 3.6.

     Section 3.7    Descriptive Headings.  The descriptive headings of this
                    --------------------
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 3.8    Entire Agreement.  This Agreement is intended by the parties
                    ----------------
as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 3.9    Counterparts.  This Agreement may be executed simultaneously
                    ------------
in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first written above.


                                BRE PROPERTIES, INC.

                                By:   /s/  Frank C. McDowell
                                      -----------------------
                                      Frank C. McDowell


                                LEGG MASON UNIT INVESTMENT TRUST
                                SERIES 7, LEGG MASON REIT TRUST,
                                DECEMBER 1997 SERIES

                                BY:  LEGG MASON WOOD WALKER,
                                     INCORPORATED
                                as sponsor for the
                                Legg Mason Unit Investment Trust Series 7, Legg Mason REIT Trust, December 1997 Series

                                By:    /s/ Richard J. Himelfarb
                                       --------------------------
                                Name:  Richard J. Himelfarb
                                Its:   Senior Executive Vice President